Exhibit 10.9

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), effective as of April 16, 2007, between United HealthCare Services, Inc. (“Corporation”) and Lois E. Quam (“Executive”).

WITNESSETH:

WHEREAS, the Corporation and the Executive previously entered into an Employment Agreement (“Agreement”) dated October 16, 1998;

WHEREAS, the Corporation and the Executive desire to amend the Agreement setting forth the amended terms and conditions upon which Executive shall be employed by the Corporation; and

WHEREAS, Section 5(C) of the Agreement requires any amendment to the Agreement to be in a signed writing, executed by the parties.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

Section 3(D)(4), Excise Tax Payment:

Any rights previously granted to Executive under this Section 3(D)(4) of the Agreement (Excise Tax Payment) are hereby waived, forfeited and rescinded and Section 3(D)(4) shall be deleted in its entirety from the Agreement.

IN WITNESS WHEREOF, the parties by signing this Amendment are modifying the Agreement only to the extent explicitly stated and intend for all other provisions of the Agreement to remain in full force and effect. The parties have executed this Amendment on the date first written above.

UNITED HEALTHCARE SERVICES, INC.

By:	/s/ Dannette L. Smith	/s/ Lois E. Quam
Its:	Assistant Secretary

Dated:	April 17, 2007	Dated: April 17, 2007